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                      CITY NATIONAL BANCSHARES CORPORATION

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
        1933, AS AMENDED, OR ANY APPLICABLE STATE BLUE SKY LAW. THIS NOTE
          MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION
           OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE
          BLUE SKY LAW, NOR MAY THIS NOTE BE SOLD OR TRANSFERRED UNLESS
            CITY NATIONAL BANCSHARES CORPORATION IS SATISFIED THAT AN
            EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE
                           BLUE SKY LAWS IS AVAILABLE.

                                      NOTE

$200,000.00                                               Date: June 3, 2002

CITY NATIONAL BANCSHARES CORPORATION (the "Company"), a corporation organized and existing under the laws of the State of New Jersey and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, promises to pay to the order of the United Negro College Fund, Inc., or its registered assignee (the "Purchaser"), at such place as the Purchaser shall designate to the Company in writing, in lawful money of the United States of America, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), together with interest (computed on a 365/365 basis) on the part of the principal amount from time to time remaining unpaid from this date until such principal is paid at the rate of eight percent (8.00%) per annum. The principal amount hereof shall be paid in full at maturity on June 3, 2017 but may be renewed at the option of the Company for an additional fifteen years at the prevailing rate of interest.

The interest on this note shall be due and payable semiannually as it accrues, on each January 1 and July 1 until this note is paid in full, commencing on the first such day next succeeding this date. The Company shall have the right and privilege of prepaying all or any part of this note at any time without notice or penalty, subject to the approval of the Federal Reserve Bank, if required, and all payments on this note shall be applied first to accrued interest and the balance, if any, to principal.

The indebtedness of the Company evidenced by this note, including the principal and premium, if any, and interest, shall be subordinate and junior in right of payment to the Company's obligations to its depositors, its obligations under bankers' acceptances and letters of credit, and its obligations to other creditors, including its obligations to the Federal Reserve Bank, Federal Deposit Insurance Company ("FDIC"), and any rights acquired by the FDIC as a result of loans made by the FDIC to the Company or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC 1823(c) (d) or (e), whether now outstanding or hereafter incurred.

This note shall become immediately due and payable, at the option of the holder, without presentment or demand or any notice to the Company or any other person obligated, upon the commencement of any bankruptcy, reorganization or other case or proceeding under the United States Bankruptcy Code by or regarding the Company.

Purchaser is purchasing this note by surrendering to the Company 6,800 shares of the Company's common stock. In that regard, Purchaser represents and warrants that (A) in anticipation of the purchase of this note, Purchaser has (i) reviewed the Company's publicly available information, and (ii) had an opportunity to ask and have answered any and all questions Purchaser may have regarding the financial and operating condition of the Company and its subsidiaries, (B) Purchaser is purchasing this note as an investment without any intention or view to resell this note, and (C) Purchaser is an "accredited investor" as defined in Rule 144 under the Securities Act of 1933, as amended. The Purchaser agrees that it will not sell or transfer this note except (i) to an affiliate of the Purchaser or a successor to all or substantially all of the business or assets of the Purchaser or (ii) to any other party upon advance notice to and approval by the Company, which approval shall not be unreasonably withheld or delayed so long as such transfer complies with applicable law.

Notwithstanding any other provision of this note, including specifically the provisions set forth in the sections relating to subordination, events of default and covenants of the Company, it is expressly understood and agreed that the Federal Reserve Bank or any receiver or conservator of the Company appointed by the Federal Reserve Bank shall have the right in the performance of its legal duties, and as part of any transaction or plan of reorganization or liquidation designed to protect or further the continued existence of the Company or the rights of any parties or agencies with an interest in, or claim against, the Company or its assets, to transfer or direct the transfer of the obligations of this note to any national banking association, state bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, interest, and premium, if any, on this note and the due and punctual performance of all covenants and conditions hereof; and that the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption pursuant to the provisions of this note, and shall serve to return the holder hereof to the same position, other than for substitution of the obligor, it would have occupied had no default acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the holder of this note, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with interest from its original due date at the rate provided for herein.


                                     CITY NATIONAL BANCSHARES CORPORATION,
                                     a New Jersey corporation



                                     By: ____________________________      ____
                                                                     -----------
                                         Edward R. Wright, Senior Vice President